UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2013

Northern Trust Corporation

(Exact name of Registrant as specified in its charter)

Delaware	0-5965	36-2723087
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 South LaSalle Street, Chicago, Illinois	60603
(Address of principal executive offices)	(Zip Code)

(312) 630-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On April 16, 2013, the Board of Directors of Northern Trust Corporation (the “Corporation”) adopted amendments to the Corporation’s Code of Business Conduct and Ethics (the “Code”). The amended Code supersedes the Code of Business Conduct and Ethics adopted by the Board of Directors of the Corporation on July 19, 2011.

The adopted amendments revise the Code to (a) specify that risk management policies and procedures found in other Northern Trust documents must be followed; (b) clarify that sanctions for violating the Code can include dismissal and forfeiture or recoupment of long-term incentive awards; (c) specify that Northern Trust is committed to diversity and a culture of inclusion; (d) state that personnel should strive to protect the environment; (e) instruct supervisors and managers to oversee the conduct of each person under their supervision, and to reinforce conduct that complies with the Code; (f) state that use of social media should be restricted as to use and content; and (g) require adherence to applicable privacy and data protection laws, including ensuring the privacy of personal information.

The amendments took effect upon adoption by the Board of Directors and did not result in any waiver, explicit or implicit, of any provision of the Corporation’s previous Code.

The foregoing summary of the Code does not purport to be complete and is qualified in its entirety by reference to the full text of the Code, a copy of which is filed as Exhibit 14.1 to this current report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

14.1	Code of Business Conduct and Ethics, as amended through April 16, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Northern Trust Corporation

Date: April 17, 2013	By:	/s/ Rose A. Ellis
Rose A. Ellis Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

14.1	Code of Business Conduct and Ethics, as amended through April 16, 2013.